EXHIBIT 1
AMENDED AND RESTATED JOINT FILING AGREEMENT

     In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the common stock, par value $0.001 per share, of Main Street & Main, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

     The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

     This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 18, 2004.

Shamrock Master Fund, L.P.

By:	Castle Fund I, L.P., a general partner

	By:	Clover Partners, L.P., its general partner

		By:	Clover Investments, L.L.C., its general partner

		By:	/s/ Michael C. Mewhinney

		Name:	Michael C. Mewhinney
		Title:	Manager

Castle Fund I, L.P.

By:	Clover Partners, L.P., general partner

	By:	Clover Investments, L.L.C., its general partner

	By:	/s/ Michael C. Mewhinney

	Name:	Michael C. Mewhinney
	Title:	Manager

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Castle Fund II, L.P.

By:	Clover Partners, L.P., general partner

	By:	Clover Investments, L.L.C., its general partner

	By:	/s/ Michael C. Mewhinney

	Name:	Michael C. Mewhinney
	Title:	Manager

Island Fund, Ltd.

By:	/s/ Michael C. Mewhinney

Name:	Michael C. Mewhinney
Title:	Director

Island Fund II, Ltd.

By:	/s/ Michael C. Mewhinney

Name:	Michael C. Mewhinney
Title:	Director

Clover Partners, L.P.

By:	Clover Investments, L.L.C., general partner

	By:	/s/ Michael Mewhinney

	Name:	Michael Mewhinney
	Title:	Manager

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Clover Investments, L.L.C.

By:	/s/ Michael Mewhinney

Name:	Michael Mewhinney
Title:	Manager

/s/ Michael C. Mewhinney

Michael C. Mewhinney

/s/ Samuel S. Moore

Samuel S. Moore

/s/ Thomas J. Donovan

Thomas J. Donovan

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